UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2005

TRAMMELL CROW COMPANY

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13531 (Commission File Number)	75-2721454 (I.R.S. Employer Identification Number)

2001 Ross Avenue Suite 3400 Dallas, Texas (Address of principal executive offices)		75201 (Zip code)

Registrant’s telephone number, including area code:  (214) 863-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 17, 2005, Trammell Crow Company (the “Company”) entered into amendments (the “Amendments”) to its employment agreements with: Robert E. Sulentic, Chairman of the Board of Directors, Chief Executive Officer and President; Derek R. McClain, Chief Financial Officer; Diane Paddison, Chief Operating Officer – Global Services; John A. Stirek, President, Development and Investment - Western Operations; Matthew S. Khourie, President, Development and Investment - Central Operations; James R. Groch, President, Strategy and Corporate Development; and T. Christopher Roth, President, Development and Investment - Eastern Operations.  The Amendments extend the term of each executive’s employment with the Company from December 31, 2006 to December 31, 2007.  The foregoing description of the Amendments is qualified in its entirety by reference to the Amendments, copies of which are attached hereto as Exhibit 10.1 through 10.7 and are incorporated herein by reference.

On October 17, 2005, the Company also amended and restated its employment agreements with Michael J. Lafitte, President, Global Services, and William F. Concannon, Vice Chairman. The term of Mr. Lafitte’s employment agreement was extended from December 31, 2006 to December 31, 2007, and automatically renews for additional one-year terms each December 31 unless either the Company or Mr. Lafitte provides a notice of termination. The employment agreement provides that Mr. Lafitte will receive an annual base salary payable in accordance with the Company’s customary payroll practices for executive officers, subject to increase at any time by the Board of Directors, and subject to decrease in the same manner and to the same extent that the annual base salary of other senior executives is decreased. Mr. Lafitte is eligible to receive annual bonus payments as the Board of Directors or the Compensation Committee of the Board of Directors may specify in its sole discretion, and is entitled to participate in the Company’s compensation, retirement, health and welfare benefit plans applicable to the Company’s executive officers.

If Mr. Lafitte’s employment is terminated due to his death or disability or upon Mr. Lafitte’s election not to renew his employment, Mr. Lafitte is entitled to receive (i) his accrued base salary, benefits and investment plan participation amounts, (ii) any unpaid bonuses awarded prior to termination, and (iii) a pro rated bonus payment based on the average percentage of annual cash incentive bonuses paid to the Company’s other senior executives, payable when such incentive bonuses are paid to other senior executives.  If Mr. Lafitte’s employment is terminated upon the Company’s election not to renew Mr. Lafitte’s employment prior to a change in control of the Company or after the second anniversary of such change in control, Mr. Lafitte is entitled to similar payments as if he had elected not to renew his employment, and in addition, he is entitled to any severance or separation benefits provided generally by the Company to other senior executives under the Company’s general policies in effect at that time.  If Mr. Lafitte’s employment is terminated by the Company with cause or by Mr. Lafitte without good reason, then Mr. Lafitte is entitled to receive his accrued base salary, benefits and investment plan participation amounts and any unpaid bonuses awarded prior to termination.

If Mr. Lafitte’s employment is terminated by the Company without cause or if he terminates his employment with good reason prior to a change in control or after the second anniversary of such change in control, Mr. Lafitte is entitled to receive the following compensation in addition to awarded but unpaid bonuses and accrued base salary, benefits and investment plan participation amounts: (i) cash payments in the amounts of one and one-half times (a) Mr. Lafitte’s highest annual base salary for the preceding 12 months, and (b) one-half of Mr. Lafitte’s mean annual bonus for the preceding three years plus one-half of Mr. Lafitte’s current annual bonus target; (ii) continuing coverage under the Company’s health plan for two and one-half years, with the active employee cost to be paid by Mr. Lafitte; (iii) a pro rated bonus payment based on the average percentage of annual cash incentive bonuses paid to the Company’s other senior executives, payable when such incentive bonuses are paid to other senior executives; (iv) expenses for enrollment in an outplacement program for up to 12 months; and (v) continued vesting of all equity awards granted under the Company’s Long Term Incentive Plan for a period of 18 months after termination.

If the Company experiences a change in control and Mr. Lafitte’s employment is terminated on or within two years thereafter by the Company without cause, by Mr. Lafitte for good reason or upon the Company’s election not to renew Mr. Lafitte’s employment, then Mr. Lafitte is entitled to receive the payments described above as if he had been terminated by the Company without cause or if he terminated his employment with good reason prior to a change of control, except that the multiple paid on the cash payments of salary and bonus will be two and one-half times such amount instead of one and one-half times such amount.  In addition, Mr. Lafitte will be entitled to (i) cash payments in the amounts of (a) the unvested portion of any matching contribution account under the Company’s 401(k) Plan, and (b) two and one-half times the Company’s matching contribution under its 401(k) Plan for the calendar year prior to the year in which the termination occurs, and (ii) continued vesting for a period of 18 months of all awards granted after a change in control under the Company’s Long Term Incentive Plan.  Additionally, upon a change in control, all awards held by Mr. Lafitte pursuant to the Company’s equity incentive plans will automatically vest and become exercisable. The employment agreement provides that Mr. Lafitte may not compete with the Company or solicit the Company’s employees, or interfere with certain of the Company’s business relationships, during his employment with the Company and for 12 months after termination in the event the termination is by the Company for cause, by Mr. Lafitte without good reason or due to a non-renewal election by Mr. Lafitte within two years after a change in control. The primary amendments to Mr. Lafitte’s employment agreement were intended to conform Mr. Lafitte’s employment terms more closely to other executive officers of the Company.  These amendments provide that (i) Mr. Lafitte will receive the payments described above if his employment is terminated due to the Company’s election not to renew Mr. Lafitte’s employment within two years after a change in control, (ii) Mr. Lafitte may not compete with the Company for a period of 12 months after his employment is terminated if such termination is due to Mr. Lafitte’s election not to renew his employment within two years after a change of control and (iii) the Company cannot terminate Mr. Lafitte’s employment without cause for 180 days after the execution of the agreement.

The term of Mr. Concannon’s employment agreement was extended from December 31, 2006 to December 31, 2007, and automatically renews for additional one-year terms each December 31 unless either the Company or Mr. Concannon provides a notice of termination. The other terms of Mr. Concannon’s amended and restated employment agreement are substantially similar to the terms of Mr. Lafitte’s amended and restated employment agreement described above. The primary amendments to Mr. Concannon’s employment agreement were intended to conform Mr. Concannon’s employment terms more closely to other executive officers of the Company, including to provide that Mr. Concannon would receive the payments described above if his employment is terminated.

The foregoing description Mr. Lafitte’s and Mr. Concannon’s employment agreements are only summaries and are qualified in their entirety by reference to their amended and restated employment agreements, copies of which are attached hereto as Exhibit 10.8 and Exhibit 10.9 respectively, and which are incorporated herein by reference.  Mr. Lafitte’s prior employment agreement was previously filed as an exhibit to the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2004, and an amendment to his prior employment agreement was previously filed as an exhibit to the Company’s Form 10-Q filed with the SEC on May 10, 2004. Mr. Concannon’s prior employment agreement and an amendment to his prior employment agreement were previously filed as exhibits to the Company’s Form 10-Q filed with the SEC on May 10, 2004.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Title

10.1	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and Robert E. Sulentic
10.2	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and Derek R. McClain
10.3	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and Diane Paddison
10.4	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and John A. Stirek
10.5	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and Matthew S. Khourie
10.6	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and James R. Groch
10.7	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and T. Christopher Roth
10.8	Amended and Restated Employment Agreement dated as of October 17, 2005, between the Company and Michael J. Lafitte
10.9	Amended and Restated Employment Agreement dated as of October 17, 2005, between the Company and William F. Concannon

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAMMELL CROW COMPANY

Date: October 20, 2005	By:	/s/ J. Christopher Kirk
J. Christopher Kirk
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and Robert E. Sulentic
10.2	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and Derek R. McClain
10.3	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and Diane Paddison
10.4	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and John A. Stirek
10.5	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and Matthew S. Khourie
10.6	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and James R. Groch
10.7	Amendment to Employment Agreement dated as of October 17, 2005, between the Company and T. Christopher Roth
10.8	Amended and Restated Employment Agreement dated as of October 17, 2005, between the Company and Michael J. Lafitte
10.9	Amended and Restated Employment Agreement dated as of October 17, 2005, between the Company and William F. Concannon